UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2021

iMedia Brands, Inc.

(Exact name of registrant as specified in its charter)

Minnesota	001-37495	41-1673770
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6740 Shady Oak Road,

Eden Prairie, Minnesota 55344-3433

(Address of principal executive offices) (Zip Code)

(952) 943-6000

(Registrants telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value	IMBI	The Nasdaq Stock Market, LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

Revolving Loan Facility

On July 30, 2021, iMedia Brands, Inc. (the “Company”) and certain of its subsidiaries, as borrowers, entered into a loan and security agreement (the “Loan Agreement”) with Siena Lending Group LLC and the other lenders party thereto from time to time, Siena Lending Group LLC, as agent (the “Agent”), and certain additional subsidiaries of the Company, as guarantors thereunder. The Loan Agreement has a three-year term and provides for up to a $80 million revolving line of credit. Subject to certain conditions, the Loan Agreement also provides for the issuance of letters of credit in an aggregate amount up to $5,000,000 which, upon issuance, would be deemed advances under the revolving line of credit. Proceeds of borrowings shall be used to refinance all indebtedness owing to PNC Bank, National Association, to pay the fees, costs, and expenses incurred in connection with the Loan Agreement and the transactions contemplated thereby, for working capital purposes, and for such other purposes as specifically permitted pursuant to the terms of the Loan Agreement. The Company’s obligations under the Loan Agreement are secured by substantially all of its assets and the assets of its subsidiaries as further described in the Loan Agreement.

Subject to certain conditions, borrowings under the Loan Agreement bear interest at 4.50% per annum in excess of the London interbank offered rate for deposits in dollars (“LIBOR”) for a period of 30 days as published in The Wall Street Journal three business days prior to the first day of each calendar month, or 0.50% per annum, whichever is greater or, if LIBOR is no longer available, a successor rate to be chosen by the Agent in consultation with the Company or a base rate.

The Loan Agreement contains customary representations and warranties and financial and other covenants and conditions, including, among other things, minimum liquidity requirements of not less than $7,500,000 as of the end of any fiscal month and a maximum senior net leverage ratio of not less than 2.50:1.00 as of the last day of each fiscal quarter. In addition, the Loan Agreement places restrictions on the Company’s ability to incur additional indebtedness or prepay existing indebtedness, to create liens or other encumbrances, to sell or otherwise dispose of assets, to merge or consolidate with other entities, and to make certain restricted payments, including payments of dividends to shareholders. The Company also pays a monthly fee at a rate equal to 0.50% per annum of the average daily unused amount of the credit facility for the previous month.

The full terms and conditions of this financing are set forth in the Loan Agreement. A copy of the Loan Agreement is filed as Exhibit 10.1 hereto and is incorporated by reference herein.

Term Loan

On July 30, 2021, two of the Company’s subsidiaries, VVI Fulfillment Center, Inc. and EP Properties, LLC (collectively, the “Borrowers”), and the Company, as guarantor, entered into that certain Promissory Note Secured by Mortgages (the “Note”) with GreenLake Real Estate Finance LLC (“GreenLake”) whereby GreenLake agreed to make a secured term loan (the “Term Loan”) available to the Borrowers in the original amount of $28,500,000.00. The Note is secured by, among other things, mortgages encumbering the Company’s owned properties in Eden Prairie, Minnesota and Bowling Green, Kentucky (collectively, the “Mortgages”) as well as other assets as described in the Note. Proceeds of borrowings shall be used to (i) pay fees and expenses related to the transactions contemplated by the Note, (ii) make certain payments approved by GreenLake to third parties, and (iii) provide for working capital and general corporate purposes of the Company. The Company has also pledged the stock that it owns in the Borrowers to secure its guarantor obligations.

The Note is scheduled to mature on July 31, 2024. The borrowings, which include all amounts advanced under the Note, bear interest at 10.00% per annum or, at the election of the Lender upon no less than 30 days prior written notice to the Borrowers, at a floating rate equal to the prime rate plus 200 basis points.

The Borrowers may prepay the Note in full (but not in part) before July 30, 2022 (the “Lockout Date”) upon payment of a prepayment premium equal to the amount of interest that would have accrued from the date of prepayment through the Lockout Date. After the Lockout Date, the Note may be prepaid in full or in any installment greater than or equal to $100,000 without any prepayment penalty or premium on 90 days’ prior written notice from Borrowers to GreenLake.

The Note contains customary representations and warranties and financial and other covenants and conditions, including, a requirement that the Borrowers comply with all covenants set forth in the Loan Agreement described above. The Note also contains certain customary events of default.

The full terms and conditions of this financing are set forth in the Note. A copy of the Note is filed as Exhibit 10.2 hereto and is incorporated by reference herein.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated by reference into this Item 2.03.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

The following exhibits are being filed with this Current Report on Form 8-K:

Exhibit No.	Description
10.1	Loan and Security Agreement, dated July 30, 2021, by and among the iMedia Brands, Inc., as the lead borrower, certain of its subsidiaries party thereto as borrowers, Siena Lending Group LLC and the other financial institutions party thereto from time to time, Siena Lending Group LLC, as agent, and VVI Fulfillment Center, Inc., EP Properties, LLC and Portal Acquisition Company, as guarantors.
10.2	Promissory Note Secured by Mortgages, dated July 30, 2021, by and among VVI Fulfilment Center, Inc. and EP Properties, LLC, as borrowers, and GreenLake Real Estate Finance LLC, as lender.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 5, 2021	iMedia Brands, Inc.

	By:	/s/ Timothy A. Peterman
Timothy A. Peterman
Chief Executive Officer